Exhibit 17

                              ARISTATA EQUITY FUND
                           ARISTATA QUALITY BOND FUND
                    ARISTATA COLORADO QUALITY TAX-EXEMPT FUND
                            1625 BROADWAY, SUITE 2200
                             DENVER, COLORADO 80202

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                                November 12, 2004

               THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF
                            FINANCIAL INVESTORS TRUST

         The undersigned Shareholder(s) of the above-referenced funds (each, a "Fund") hereby appoint(s) Jeffrey D. Adams, Jasper Frontz, Jeremy O. May, and Erin Douglas (each with full power of substitution), the proxy or proxies of the undersigned to attend the Special Meeting of Shareholders (the "Special Meeting") of each Fund to be held on November 12, 2004, and any adjournments thereof, to vote all of the shares of such Fund that the signer would be entitled to vote if personally present at the Special Meeting and on any other matters brought before the Special Meeting, all as set forth in the Notice of Special Meeting of Shareholders. Said proxies are directed to vote or refrain from voting pursuant to the Proxy Statement/Prospectus as checked below or on the reverse side.

         All properly executed proxies will be voted as directed herein by the signing shareholder(s). IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR EACH PROPOSAL. Please date, sign and return promptly.

         PLEASE FILL IN BOX(ES) AS SHOWN FOR THE FUNDS FOR WHICH YOU ARE ELIGIBLE TO VOTE USING A BLACK OR BLUE INK OR NUMBER 2 PENCIL. PLEASE DO NOT USE FINE POINT PENS. [X] ANY VOTES CAST BELOW FOR FUNDS WHOSE SHARES YOU DO NOT OWN AS OF THE RECORD DATE WILL BE DISREGARDED.

                         ------------------------------

         THE BOARD OF TRUSTEES OF THE FUND RECOMMENDS A VOTE "FOR" THE PROPOSALS
TO:

     Proposal 1:   Approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets and all of the  liabilities of the applicable Aristata Fund to its corresponding Westcore
                   Fund.  This  transfer  will be made in exchange for shares of the  corresponding  Westcore Fund, and the shares so received
                   will  be  distributed  to   shareholders  of  the  applicable
                   Aristata Fund.

Applicable Aristata Fund              Corresponding Westcore Fund
------------------------              ---------------------------
Aristata Equity Fund                  Westcore Blue Chip Fund                [ ] For    [ ] Against  [ ] Abstain
Aristata Quality Bond Fund            Westcore Plus Bond Fund                [ ] For    [ ] Against  [ ] Abstain
Aristata Colorado Tax-Exempt Fund     Westcore Colorado Tax-Exempt Fund      [ ] For    [ ] Against  [ ] Abstain

                          PLEASE SIGN ON REVERSE SIDE.

     Proposal 2:   Ratify an interim  Investment  Advisory Agreement with Denver
                   Investment Advisors LLC.

Aristata Equity Fund                                 [ ] For           [ ] Against      [ ] Abstain
Aristata Quality Bond Fund                           [ ] For           [ ] Against      [ ] Abstain
Aristata Colorado Quality Tax-Exempt Fund            [ ] For           [ ] Against      [ ] Abstain


         The undersigned  acknowledges receipt with this proxy card of a copy of
the   Notice   of   Special    Meeting   of    Shareholders    and   the   Proxy
Statement/Prospectus.

Dated: __________ __, 2004

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Signature(s) (Please sign in box)


Your signature(s) on this proxy card should be exactly as your name or names appear on this proxy card. If the shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please print your full title below your signature.


                           Vote this proxy card TODAY!

       Your prompt response will save the expense of additional mailings.


VOTE BY PHONE OR BY MAIL!

CALL: To vote by phone call toll-free 1-800-644-8595 (press option 2) and use the control number on this proxy card.

MAIL:    Return the signed proxy card in the enclosed envelope.